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                                                                       EXHIBIT 6

                             DISTRIBUTION AGREEMENT

         AGREEMENT, made as of this 1st day of July, 1996, between PARKSTONE ADVANTAGE FUND, a Massachusetts business trust (the "Trust"), and BISYS FUND SERVICES, L.P., an Ohio limited partnership ("BISYS" or "Distributor").

         WHEREAS, the Trust is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Trust is authorized to issue shares of Capital Stock ("Capital Stock") in separate Series (the "Series") with each such Series representing interests in a separate portfolio of securities and other assets; and

         WHEREAS, the Trust currently offers shares in five series designated as the Prime Obligations Fund, Equity Fund, Small Capitalization Fund, Bond Fund and International Discovery Fund (the "Initial Series"), such Series together with all other Series subsequently established by the Trust with respect to which the Trust desires to retain the Distributor to render services hereunder and with respect to which the Distributor is willing so to do, being herein collectively referred to as the "Series."

         THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

         1. The Trust hereby appoints BISYS as Distributor of the Capital Stock on the terms and for the period set forth in this Agreement and BISYS hereby accepts such appointment and agrees to render the services and undertake the duties set forth herein.

         2. (a) In performing its duties as Distributor, BISYS will act in conformity with the Prospectus and with the instructions and directions of the Board of Trustees of the Trust, the requirements of the Securities Act of 1933 (the "1933 Act"), and 1940 Act, and all other applicable federal and state laws and regulations.

                  (b) BISYS will hold itself available to receive by mail, telex and/or telephone orders for the purchase or redemption of the Capital Stock and will accept or reject such orders on behalf of the Trust in accordance with the provisions of the Prospectus, and will transmit such orders as are so accepted to the Trust's transfer agent promptly for processing at the share's net asset value next determined in accordance with the prospectus. Distributor will not use any sales literature which has not been previously approved by the Trust and its investment adviser.

                  (c) BISYS shall not be obligated to sell any certain number of shares of Capital Stock. Such shares shall be sold without sales charge. No commission or other fee will be paid to BISYS in connection with the sale of shares of Capital Stock.


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         3. During the term of this Agreement, BISYS will bear all its expenses in complying with this Agreement including the following expenses:

                  (a) Costs of sales presentations, mailings, advertising, and any other marketing efforts by BISYS in connection with the distribution or sale of Capital Stock; and

                  (b) Any compensation paid to employees of BISYS in connection with the distribution or sale of the Capital Stock.

         4. The Trust shall bear all of its other expenses including, but not limited to:

                  (a) Preparation and setting in type of its reports, proxies and prospectuses and printing and distributing reports, proxies and prospectuses and other communications to existing shareholders;

                  (b) Registration of the Trust's shares with the Securities and Exchange Commission;

                  (c) Qualification of the Trust's shares for sale in jurisdictions designated by the Distributor;

         5. BISYS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from its willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement. Any person, even though also an officer, employee or agent of BISYS, who may be or become an officer, trustee, employee or agent of the Trust shall be deemed, when rendering services or otherwise acting in his or her capacity as an officer, trustee, employee or agent of the Trust, to be rendering such services to or acting solely for the Trust and not as an officer, partner, employee or agent or one under the control or direction of BISYS even though paid by BISYS.

         6. BISYS hereby agrees to indemnify and hold harmless the Trust and the several officers and Trustees thereof against any and all losses, liabilities, damages and claims arising out of or based upon any untrue or alleged untrue statement or representation made (except for such statements made in reliance on any prospectus, registration statement or sales material supplied by the Trust), any failure to deliver a currently effective prospectus, or the use of any unauthorized sales literature by any officer, employee or agent of BISYS in connection with the offer or sale of the Capital Stock. BISYS shall reimburse each such person for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, liability, damage or claim.

         Promptly after receipt by a party entitled to indemnification under this section ("Indemnified Party") of notice of the commencement of any action, if a claim for indemnification in respect thereof is to be made against BISYS, such Indemnified Party will

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notify BISYS in writing of the commencement thereof, and the omission so to notify BISYS will not relieve it from any liability under this section, except to the extent that the omission results in a failure of actual notice to BISYS and it is damaged solely as a result of the failure to give such notice.

         7. This Agreement shall take effect on July 1, 1996, and shall continue in effect, unless sooner terminated as provided herein, for two years from such date and shall continue from year to year thereafter so long as such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Trustees of the Trust who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) either by a majority of the entire Board of Trustees of the Trust or by a majority vote (as defined in the Prospectus) of the shareholders of the Trust; provided, HOWEVER, that this Agreement may be terminated without penalty by the Board of Trustees of the Trust; by a majority vote (as defined in the Prospectus) of the shareholders of the Trust on 60 days' written notice to BISYS, or by BISYS at any time, without payment of any penalty, on 90 days' written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

         8. Notices of any kind to be given to BISYS by the Trust shall be in writing and shall be duly given if mailed, first-class postage prepaid, or delivered to BISYS at 3435 Stelzer Road, Columbus, Ohio 43219, or at such other address or to such individual as shall be specified by BISYS to the Trust. Notices of any kind to be given to the Trust shall be in writing and shall be duly given if mailed, first-class postage prepaid, or delivered to the Trust at 3435 Stelzer Road, Columbus, Ohio 43219, at such other address or to such individual as shall be specified by the Trust.

         9. The services of the Distributor to the Trust under this Agreement are not to be deemed exclusive, and the Distributor shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

         10. The Distributor shall for all purposes herein provided transact its business with the Trust as principal, be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust. It is understood and agreed that the Distributor, by separate agreement with the Trust, may also serve the Trust in other capacities.

         11. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

         12. This Agreement shall be governed by the laws of Ohio, provided that nothing herein shall be construed in a manner inconsistent with the Investment Company Act of 1940, the Securities Exchange Act of 1934 or any rule or order of the Securities and Exchange Commission.

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         13. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                             BISYS FUND SERVICES, L.P.

                                             By:      /s/ Stephen G. Mintos
                                                  ------------------------------
                                             Its:     Executive Vice President
                                                  ------------------------------
                                             PARKSTONE ADVANTAGE FUND

                                             By:      /s/ George R. Landreth
                                                  ------------------------------
                                             Its:     President


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